UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 15, 2011

Date of Report (Date of earliest event reported)

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
1133 6th Avenue
San Diego, California 92101
(Address of principal executive offices)

(619) 796-2721
(Issuer’s Telephone Number)

_____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Current Report on Form 8-K is amended so as to revise certain language as required under Item 4.02 and to include an exhibit.  No other changes are contained herein.

Item

4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 15, 2011, we were advised by our independent registered public accounting firm of an error in our financial statements.  Pursuant to which, on July 15, 2011, the Board of Directors of CoConnect, Inc. (the “Company”), based on the recommendation of its auditors and in consultation with management, concluded that the following previously issued financial statements must be restated (the “Restatement”) and should no longer be relied upon.

The Company believes that the Restatement does not have a material effect on the trend of earnings and will not have any positive or negative effect on the operations of the business.  The effects of the Restatement did not in any way affect the Company's cash flows.

The Restatement was due to an error resulting from the Company’s failure to properly calculate a beneficial conversion feature and its related accretion in such financial statements:

i.

balance sheets, statement of operations and statement of cash flows as of and for the periods ending December 31, 2010, March 31, 2011, and statement of stockholders’ equity for the year ended December 31, 2010; and

ii.

Selected Financial Data as of and for the year ended December 31, 2010.

The Company’s management and the Company’s Board of Directors have discussed these matters disclosed in this Current Report on Form 8-K with PLS CPA, a professional corporation, the Company’s independent registered public accounting firm.

We have provided a copy of this amended report on Form 8-K to PLS CPA and requested that it provide us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that letter, dated July 22, 2011 is attached hereto as Exhibit 7.1.

Background on the Restatement

The Company believes that the Restatement does not have a material effect on the trend of earnings and will not have any positive or negative effect on the operations of the business.  The effects of the Restatement did not in any way affect the Company's cash flows.

The restated financial statements correct the following error:

In July 2011, the Company became aware of an error with respect to the historical accounting associated with the beneficial conversion feature related to a convertible debenture issued in November 2010 and its subsequent expense accretion.  The Company’s management reviewed this interpretation and determined that the underlying stock value of the convertible note holds little to no monetary value at the moment and as a result the beneficial conversion features would not be recognized.  The effect of correcting the error has been recorded in the applicable restated periods.

To properly record the convertible note in our restated financial statements, the Company removed the discount associated with the convertible note at the issuance date and removed its subsequent expense accretions.

Within 60 days of the issuance of this report, the Company intends to amend its previously filed Annual Reports on Form 10-K for the year ended December 31, 2010, and  its Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, as affected by the restatement.  As such, the financial statements and related financial information contained in such previously filed reports should no longer be relied upon, nor should any other communications relating to the Company’s financial performance during these periods be relied upon.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Number	Description
7.1	Auditor Consent Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

COCONNECT, INC.

Date: July 22, 2011

By:  /s/ Brad M. Bingham

Name:

Brad M. Bingham

Title:

Interim Chief Executive Officer

2